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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2003

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19536 (Commission File Number)	95-3971414 (IRS Employer Identification No.)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Address of Principal Executive Offices) (Zip Code)

Mr. Jerry R. Welch
President and Chief Executive Officer
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Name and Address of Agent For Service)

(610) 292-6600
(Telephone Number, Including Area Code, of Agent for Service)

Item 5. Other Events.

        On January 31, 2003, FAO, Inc. and four of its subsidiaries (collectively, the "Debtors") filed a Joint Plan of Reorganization (the "Plan") and a related Disclosure Statement with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). A copy of the Plan and the Disclosure Statement are attached hereto as Exhibits 2.1 and 2.2, respectively. A copy of the press release issued by FAO, Inc. is attached hereto as Exhibit 99.1.

        Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the applicable disclosure statement relating to the plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgement. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Debtors will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
2.1	Joint Plan of Reorganization of FAO, Inc., and Its Debtor Subsidiaries
2.2	Disclosure Statement with Respect to Joint Plan of Reorganization of FAO, Inc., and Its Debtor Subsidiaries
99.1	Press Release dated February 3, 2003

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        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.
Date: February 3, 2003	/s/ JERRY R. WELCH Jerry R. Welch President and Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.